Exhibit 10.1

EXECUTION VERSION

VOTING AGREEMENT

VOTING AGREEMENT, dated as of September 15, 2010 (this “Agreement”), by and among Clearwater Paper Corporation, a Delaware corporation (“Parent”), and the Persons named on Schedule 1 hereto (each a “Stockholder” and collectively, the “Stockholders”).

W I T N E S S E T H:

WHEREAS, concurrently with the execution of this Agreement, Parent, Cellu Tissue Holdings, Inc., a Delaware corporation (the “Company”), and Sand Dollar Acquisition Corporation, a Delaware corporation and a wholly-owned subsidiary of Parent (“Merger Sub”) are entering into an Agreement and Plan of Merger, dated as of the date hereof (as amended, supplemented, restated or otherwise modified from time to time, the “Merger Agreement”), pursuant to which, among other things, each outstanding share of the common stock, par value $0.01 per share, of the Company (the “Company Common Stock”) will be converted into the right to receive the Merger Consideration specified therein.

WHEREAS, as of the date hereof, each of the Stockholders is the beneficial owner of such Stockholder’s Existing Shares (as defined herein).

WHEREAS, as a condition and inducement to Parent entering into the Merger Agreement, Parent has required that each Stockholder agree, and each Stockholder has agreed, to enter into this Agreement and abide by the covenants and obligations with respect to such Stockholder’s Covered Shares (as defined herein);

WHEREAS, the Board of Directors of the Company has approved the Merger Agreement and the transactions contemplated thereby, and has approved the execution and delivery of this Agreement in connection therewith, understanding that the execution and delivery of this Agreement by each of the Stockholders is a material inducement and condition to Parent’s willingness to enter into the Merger Agreement.

NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties, covenants and agreements herein contained, and intending to be legally bound hereby, the parties hereto agree as follows:

ARTICLE I

GENERAL

1.1 Defined Terms. The following capitalized terms, as used in this Agreement, shall have the meanings set forth below. Capitalized and other defined terms used but not otherwise defined herein shall have the meanings ascribed thereto in the Merger Agreement.

“Affiliate” means, with respect to any Person, any other Person controlling, controlled by or under common control with, such Person; provided that the Company shall not be deemed an Affiliate of any Stockholder.

“Beneficial Ownership” has the meaning ascribed to such term in Rule 13d-3 under the Securities Exchange Act of 1934, as amended. The terms “Beneficially Own”, “Beneficially Owned” and “Beneficial Owner” shall each have a correlative meaning.

“Company Stockholder Approval” means the approval referred to in Section 7.1(a) of the Merger Agreement.

“control” (including, with its correlative meanings, “controlled by” and “under common control with”) means the possession, directly or indirectly, of power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

“Covered Shares” of a Stockholder (and each Stockholder’s “Covered Shares”) means the specified Stockholder’s Existing Shares, together with any shares of Company Common Stock or other voting capital stock of the Company that such specified Stockholder has or acquires Beneficial Ownership of on or after the date hereof.

“Encumbrance” means all transfer and voting restrictions, liens, security interests, mortgages, pledges, hypothecations, easements, covenants, declarations, conditions and restrictions, defects in or clouds on title and other encumbrances of every kind and nature (including options, preemptive right, rights of first negotiation and rights of first refusal), whether arising by agreement, operation of Law or otherwise. The term “Encumber” shall have a correlative meaning.

“Existing Shares” of a Stockholder (and a Stockholder’s “Existing Shares”) means the shares of Company Common Stock that are Beneficially Owned by the specified Stockholder as of the date hereof, as set forth opposite such Stockholder’s name on Schedule 1 hereto.

“Expiration Date” shall mean the date on which this Agreement shall terminate in accordance with its terms.

“Permitted Transfer” means a Transfer of Covered Shares by a Stockholder to an Affiliate of such Stockholder, provided that, (i) such Affiliate shall remain an Affiliate of such Stockholder at all times following such Transfer, and (ii) prior to the effectiveness of such Transfer, such transferee executes and delivers to Parent a written agreement, in form and substance acceptable to Parent, to assume all of such Stockholder’s obligations hereunder in respect of the securities subject to such Transfer and to be bound by the terms of this Agreement, with respect to the securities subject to such Transfer, to the same extent as such Stockholder is bound hereunder and to make each of the representations and warranties hereunder in respect of the securities transferred as such Stockholder shall have made hereunder.

“Person” means any individual, corporation, limited liability company, limited or general partnership, joint venture, association, joint-stock company, trust, unincorporated organization, Governmental Authority or any other entity.

“Representatives” means the officers, directors, employees, agents, advisors and Affiliates of a Person.

“Shareholders’ Agreement” means that certain Shareholders’ Agreement of Cellu Tissue Holdings, Inc., dated as of January 27, 2010.

“Subsidiary” means, with respect to any Person, any corporation or other entity, whether incorporated or unincorporated, (i) of which such Person or any other Subsidiary of such Person is a general partner, or (ii) at least a majority of the securities or other interests of which having by their terms ordinary voting power to elect a majority of the board of directors or others performing similar functions with respect to such corporation or other entity is directly or indirectly owned or controlled by such Person or by any one or more of its Subsidiaries, or by such Person and one or more of its Subsidiaries; provided that the Company shall in no event be deemed a Subsidiary of a Stockholder.

“Transfer” means, directly or indirectly, to sell, transfer, assign, Encumber, or similarly dispose of (by merger (including by conversion into securities or other consideration), by tendering into any tender or exchange offer, by testamentary disposition, by operation of law or otherwise), or to enter into any contract, option or other arrangement or understanding with respect to the voting of or sale, transfer, assignment, Encumbrance or similar disposition of (by merger, by tendering into any tender or exchange offer, by testamentary disposition, by operation of law or otherwise).

“Weston” means Weston Presidio V, L.P., a limited partnership formed under the laws of Delaware.

ARTICLE II

VOTING

2.1 Agreement to Vote.

(a) Each Stockholder (severally and not jointly) hereby irrevocably and unconditionally agrees that during the term of this Agreement, at the Company Stockholders’ Meeting and at any other meeting of the stockholders of the Company, however called, including any adjournment or postponement thereof, and in connection with any action proposed to be taken by written consent of the stockholders of the Company, such Stockholder shall, in each case to the fullest extent that the Covered Shares of such Stockholder are entitled to vote thereon or consent thereto:

(i) appear at each such meeting or otherwise cause such Stockholder’s Covered Shares to be counted as present thereat for purposes of calculating a quorum; and

(ii) vote (or cause to be voted), in person or by proxy, or deliver (or cause to be delivered) a written consent (if then permitted under the Company Organizational Documents) covering, all of such Stockholder’s Covered Shares (a) in favor of the adoption and approval of the Merger Agreement and approve the Merger and other transactions contemplated by the Merger Agreement and any action reasonably requested by the Parent in furtherance of the foregoing, including, without limiting any of the foregoing obligations, in favor of any proposal to adjourn or postpone any meeting of the Company Stockholders at which any of the foregoing matters are submitted for consideration and vote of the Company Stockholders to a later date if there are not sufficient votes for approval of such matters on the date on which the meeting is held to vote upon any of the foregoing matters; (b) against any action or agreement that would result in any of the conditions contained in ARTICLE VII of the Merger Agreement not being fulfilled or satisfied; and (c) against any Acquisition Proposal or Alternative Acquisition Agreement and against any other action, agreement or transaction involving the Company or any of its Subsidiaries that is intended, or would reasonably be expected to, materially impede, interfere with or prevent the consummation of the Merger or the other transactions contemplated by the Merger Agreement or this Agreement or the performance by the Company of its obligations under the Merger Agreement or by such Stockholder of such Stockholder’s obligations under this Agreement.

(b) Each Stockholder hereby waives, and agrees not to exercise or assert, any appraisal or similar rights (including under Section 262 of the Delaware General Corporation Law) in connection with the Merger.

(c) Unless this Agreement has been terminated in accordance with its terms, the obligations of such Stockholder specified in Section 2.1(a) shall apply whether or not the Merger or any action described above is recommended by the Board of Directors of the Company (or any committee thereof).

(d) Notwithstanding anything to the contrary in this Agreement, if there is any Change of Recommendation permitted by Section 6.4(c) of the Merger Agreement, then the obligation of each Stockholder to vote such Stockholder’s Covered Shares pursuant to Section 2.1(a) shall thereafter apply only with respect to the percentage (not to exceed 100%) of Covered Shares held by each Stockholder resulting from dividing (A) 0.25 by (B) the amount resulting from dividing (x) the number of Covered Shares beneficially owned by the Stockholders in the aggregate as of any applicable record date by (y) the number of outstanding shares of Company Common Stock and other voting stock as of such record date. By way of example, if there has been a Change of Recommendation permitted by Section 6.4(c) of the Merger Agreement, and at the record date for any subsequent vote the Stockholders in the aggregate beneficially own 75% of the outstanding shares of Company Common Stock and other voting stock, then the aggregate Covered Shares that all Stockholders must vote in accordance with Section 2.1(a) is a number of shares equal to 25% of the outstanding shares of Company Common Stock and other voting stock. The remaining shares held by each such Stockholder shall be voted in a manner proportionate to the votes of all other holders of Company Common Stock (other than the Stockholders) on such matter (with abstentions or non-votes counted as votes against such matter). By way of example, if all other holders of Company Common Stock vote 75% of their shares in favor of the matter and 25% against the matter (including abstentions and non-votes), then each stockholder shall vote 75% of its remaining shares in favor and 25% against.

2.2 No Inconsistent Agreements; Approval Under Shareholders’ Agreement.

(a) Each Stockholder (severally and not jointly) hereby covenants and agrees that, except for this Agreement, such Stockholder (a) has not entered into, and shall not enter into at any time while this Agreement remains in effect, any voting agreement or voting trust with respect to the Covered Shares of such Stockholder, (b) has not granted, and shall not grant at any time while this Agreement remains in effect, a proxy (except pursuant to Section 2.3), consent or power of attorney with respect to the Covered Shares of such Stockholder that is inconsistent with, or that would have any adverse effect on its ability to meet, its obligations hereunder and (c) has not taken and shall not take any action that would make any representation or warranty of such Stockholder contained herein untrue or incorrect as of any time when this Agreement remains in effect or have the effect of preventing or disabling such Stockholder from performing any of its obligations under this Agreement. Each Stockholder (severally and not jointly) hereby represents that all proxies, powers of attorney, instructions or other requests given by such Stockholder prior to the execution of this Agreement in respect of the voting of such Stockholder’s Covered Shares, if any, are not irrevocable and the Stockholder hereby revokes (and shall cause to be revoked) any and all previous proxies, powers of attorney, instructions or other requests with respect to such Stockholder’s Covered Shares.

(b) Weston covenants to Parent and agrees that it shall duly execute and deliver to the Company not later than immediately after it has received notice of the Company Stockholder Approval a consent and approval in the form attached hereto as Exhibit A (the “Consent”) revised as appropriate to make reference to any amendment or modification of the Merger Agreement and the Merger contemplated by the Merger Agreement as so amended or modified. Weston covenants and agrees that such Consent will (when delivered) represent the only approval or consent required from Weston to consummate the Merger under the Stockholders’ Agreement, be in full force and effect and be binding and enforceable against Weston in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, moratorium, reorganization or similar laws affecting the rights of creditors generally and the availability of equitable remedies (regardless of whether such enforceability is considered in a proceeding in equity or at law). Weston agrees that it will not take any action to, and will not, revoke, amend or withdraw the Consent subsequent to its delivery to the Company. This covenant shall terminate upon the Expiration Date.

2.3 Proxy. Each Stockholder hereby irrevocably appoints as its proxy and attorney-in-fact, Gordon L. Jones, the Chief Executive Officer of Parent, Linda K. Massman, the Chief Financial Officer of Parent, and Michael S. Gadd, the General Counsel and Corporate Secretary of Parent, and any individual who shall hereafter succeed any such persons, and any other Person designated in writing by Parent, each of them individually, with full power of substitution and resubstitution, (a) to vote or execute written consents with respect to the Covered Shares (or portion thereof if the

Covered Shares subject to this Agreement have been reduced pursuant to the provisions of Section 2.1(d)) of such Stockholder in accordance with Section 2.1(a)(ii) prior to the Expiration Date at any annual or special meetings of stockholders of the Company (or adjournments thereof) at which any of the matters described in Section 2.1(a) is to be considered; and (b) prior to the Expiration Date, to execute and deliver to the Company not later than immediately after the Company Stockholder Approval the Consent on behalf of Weston; provided however, that such Stockholder’s grant of the proxy contemplated by this Section 2.3 shall be effective if, and only if, (y) with respect to Section 2.3(a) above, such Stockholder has not delivered to the Secretary of the Company at least ten Business Days prior to the meeting at which any of the matters described in Section 2.1 is to be considered a duly executed proxy card previously approved by Parent, and that may only be revoked as of the Expiration Date, directing that the Covered Shares of such Stockholder be voted in accordance with Section 2.1(a) and (z) with respect to Section 2.3(b) above, such Stockholder has not delivered to the Secretary of the Company (with an executed copy also provided to Parent) as of immediately after it has received notice of the Company Stockholder Approval a duly executed Consent. This proxy, if it becomes effective, is coupled with an interest, is given as an additional inducement of Parent to enter into the Merger Agreement and shall be irrevocable prior to the Expiration Date, at which time any such proxy shall terminate. Each Stockholder (solely in its capacity as such) shall take such further action or execute such other instruments as may be necessary to effectuate the intent of this proxy. Parent may terminate this proxy with respect to such Stockholder at any time at its sole election by written notice provided to such Stockholder.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

3.1 Representations and Warranties of Each Stockholder. Each Stockholder (severally and not jointly) hereby represents and warrants to Parent as follows:

(a) Authorization; Validity of Agreement; Necessary Action. To the extent such Stockholder is not an individual, such Stockholder is a limited liability company or a limited liability partnership duly formed or organized, validly existing and in good standing under the laws of the jurisdiction of its organization. Such Stockholder has the requisite capacity and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by such Stockholder and, assuming this Agreement constitutes a valid and binding obligation of Parent, this Agreement constitutes a legal, valid and binding obligation of such Stockholder, enforceable against such Stockholder in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, moratorium, reorganization or similar laws affecting the rights of creditors generally and the availability of equitable remedies (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(b) Ownership. Such Stockholder’s Existing Shares are, and all of the Covered Shares owned by such Stockholder from the date hereof through and on the Expiration Date will be, Beneficially Owned and/or owned of record by such

Stockholder. Such Stockholder has good and valid title to such Stockholder’s Existing Shares, free and clear of any Encumbrances, voting trusts or voting agreements other than pursuant to this Agreement under applicable federal or state securities laws or pursuant to any written policies of the Company only with respect to restrictions upon the trading of securities under applicable securities laws. As of the date hereof, such Stockholder’s Existing Shares constitute all of the shares of Company Common Stock Beneficially Owned or owned of record by such Stockholder. Such Stockholder has and will have at all times through the Expiration Date sole voting power (including the right to control such vote as contemplated herein), sole power of disposition, sole power to issue instructions with respect to the matters set forth in Article II, and sole power to agree to all of the matters set forth in this Agreement, in each case with respect to all of such Stockholder’s Existing Shares and with respect to all of the Covered Shares owned by such Stockholder at all times through the Expiration Date.

(c) No Violation. The execution and delivery of this Agreement by such Stockholder do not, and the performance by such Stockholder of its obligations under this Agreement will not, (i) conflict with or violate any Law applicable to such Stockholder or by which any of its assets or properties is bound or any Organizational Documents of such Stockholder, or (ii) conflict with, result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of any Encumbrance on the properties or assets of such Stockholder pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Stockholder is a party or by which such Stockholder and/or any of its assets or properties is bound, except for any of the foregoing as would not impair the ability of such Stockholder to perform its obligations hereunder or to consummate the transactions contemplated hereby on a timely basis.

(d) Consents and Approvals. The execution and delivery of this Agreement by such Stockholder do not, and the performance by such Stockholder of its obligations under this Agreement and the consummation by it of the transactions contemplated hereby will not, require such Stockholder to obtain any consent, approval, authorization or permit of, or to make any filing with or notification to, any Governmental Authority, other than the filings of any reports with the SEC.

(e) Absence of Litigation. As of the date hereof, there is no Action pending or, to the knowledge of such Stockholder, threatened against or affecting such Stockholder and/or any of its Affiliates before or by any Governmental Authority that would reasonably be expected to impair the ability of such Stockholder to perform its obligations hereunder or to consummate the transactions contemplated hereby on a timely basis.

(f) Finder’s Fees. No investment banker, broker, finder or other intermediary is entitled to a fee or commission from Parent, Merger Sub or the Company in respect of this Agreement based upon any arrangement or agreement made by or on behalf of such Stockholder.

(g) Reliance by Parent. Such Stockholder understands and acknowledges that Parent is entering into the Merger Agreement in reliance upon the execution and delivery of this Agreement by such Stockholder and the representations and warranties of such Stockholder contained herein. Such Stockholder understands and acknowledges that the Merger Agreement governs the terms of the Merger and the other transactions contemplated thereby.

3.2 Representations and Warranties of Parent. Parent hereby represents and warrants to each Stockholder as follows:

(a) Parent is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Parent has the requisite capacity and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by Parent, constitutes a legal, valid and binding agreement of Parent, enforceable against it in accordance with its terms, subject to bankruptcy, insolvency, fraudulent conveyance, moratorium, reorganization or similar laws affecting the rights of creditors generally and the availability of equitable remedies (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(b) The execution and delivery of this Agreement by Parent do not, and the performance by Parent of its obligations under this Agreement will not, (i) conflict with or violate any Law applicable to Parent or by which any of its assets or properties is bound or any Organizational Documents of Parent, or (ii) conflict with, result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of any Encumbrance on the properties or assets of Parent pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Parent is a party or by which Parent and/or any of its assets or properties is bound, except for any of the foregoing as would not impair in any material respect the ability of Parent to perform its obligations hereunder or to consummate the transactions contemplated hereby on a timely basis.

(c) The execution and delivery of this Agreement by Parent do not, and the performance by Parent of its obligations under this Agreement and the consummation by it of the transactions contemplated hereby will not, require Parent to obtain any consent, approval, authorization or permit of, or to make any filing with or notification to, any Governmental Authority, other than the filings of any reports with the SEC.

ARTICLE IV

OTHER COVENANTS

4.1 Prohibition on Transfers; Other Actions. Until the Expiration Date, each Stockholder (severally and not jointly) agrees that it shall not, except in accordance with the terms of the Merger Agreement or the transactions contemplated thereby, (a) Transfer any of such Stockholder’s Covered Shares, Beneficial Ownership thereof or any other interest therein unless such Transfer is a Permitted Transfer; (b) enter into any agreement, arrangement or understanding with any Person, or take any other action, that violates or conflicts with or would reasonably be expected to violate or conflict with, or result in or give rise to a violation of or conflict with, such Stockholder’s representations, warranties, covenants and obligations under this Agreement; or (c) take any action that would reasonably be expected to restrict or otherwise affect such Stockholder’s legal power, authority and right to comply with and perform its covenants and obligations under this Agreement. Any Transfer in violation of this Section 4.1 shall be void ab initio.

4.2 Stock Dividends, etc. In the event of a stock split, stock dividend or distribution, or any change in the Company Common Stock by reason of any split-up, reverse stock split, recapitalization, combination, reclassification, reincorporation, exchange of shares or the like, the terms “Existing Shares” and “Covered Shares” shall be deemed to refer to and include such shares as well as all such stock dividends and distributions and any securities into which or for which any or all of such shares are changed or exchanged or which are received in such transaction.

4.3 No Solicitation; Support of Acquisition Proposals.

(a) Subject to Section 4.3(b), prior to the Expiration Date, each Stockholder (severally and not jointly) agrees that it shall not, and shall cause each of its Affiliates and Representatives not to, directly or indirectly through another Person (i) initiate, solicit or knowingly encourage or facilitate any inquiries or the making of any proposal or offer that constitutes, or could reasonably be expected to result in, an Acquisition Proposal, (ii) participate in any discussions or negotiations regarding an Acquisition Proposal, or provide any information or data to any Person relating to the Company or any of its Subsidiaries, or afford to any Person access to the business, properties, assets or personnel of the Company or any of its Subsidiaries in connection with, or otherwise cooperate with any Person with respect to, an Acquisition Proposal, or (iii) enter into any Alternative Acquisition Agreement. Each Stockholder shall, and shall cause its Affiliates and its or their respective Representatives to immediately cease all discussions and negotiations with any Persons that may be ongoing with respect to an Acquisition Proposal. Without limiting the generality of the foregoing, it is understood that any violation of the restrictions set forth in this Section 4.3 by any of the Stockholder’s Affiliates or Representatives shall be deemed to be a breach of this Section 4.3 by such Stockholder.

(b) Notwithstanding anything to the contrary in Section 4.3(a), at any time the Company or its Representatives are permitted to take any of the actions set forth in paragraphs (b) and (c) of Section 6.4 of the Merger Agreement with respect to an Acquisition Proposal, each Stockholder and its Affiliates and Representatives shall be free to participate in any discussions or negotiations regarding such Acquisition Proposal with the Person making such Acquisition Proposal, provided that such Stockholder’s material breach of this Section 4.3 has not resulted in such right to participate in discussions or negotiations.

(c) For the purposes of this Section 4.3, the Company shall be deemed not to be an Affiliate or Subsidiary of any Stockholder, and any officer, director,

employee, agent or advisor of the Company (in each case, in their capacities as such) shall be deemed not to be a Representative of any Stockholder or any Affiliate thereof.

4.4 Further Assurances. From time to time until the Expiration Date, at Parent’s reasonable request and without further consideration, each Stockholder agrees to cooperate with Parent in making all filings and obtaining all consents of Governmental Authorities and third parties and to execute and deliver such additional documents and take all such further actions as may be necessary to effect the actions contemplated by this Agreement. Without limiting the foregoing, each Stockholder hereby authorizes Parent to publish and disclose in any announcement or disclosure required by the SEC and in the Proxy Statement such Stockholder’s identity and ownership of such Stockholder’s Covered Shares and the nature of such Stockholder’s obligations under this Agreement.

ARTICLE V

MISCELLANEOUS

5.1 Termination. This Agreement shall terminate and be of no further force or effect upon the earliest to occur of (a) the Effective Time; (b) the termination of the Merger Agreement in accordance with its terms; (c) the making of any waiver, amendment or other modification of the Merger Agreement that reduces the amount of, or changes the form or type of, consideration to be received by the holders of Company Common Stock in the Merger; (d) 11:59 p.m. eastern time on January 31, 2011 (unless each Stockholder delivers written notice of its waiver of this provision prior to such time); or (e) the mutual written agreement of the Stockholders and Parent. Notwithstanding the foregoing, the provisions of this ARTICLE V shall survive any termination of this Agreement without regard to any temporal limitation. Neither the provisions of this Section 5.1 nor the termination of this Agreement shall relieve any party hereto from any liability of such party to any other party incurred prior to such termination or expiration with respect to a willful breach of this Agreement.

5.2 No Ownership Interest. Each Stockholder has agreed to enter into this Agreement and act in the manner specified in this Agreement for consideration. Nothing contained in this Agreement shall be deemed to vest in Parent any direct or indirect ownership or incidence of ownership of or with respect to such Stockholder’s Covered Shares. All rights and all ownership and economic benefits of and relating to a Stockholder’s Covered Shares shall remain vested in and belong to such Stockholder. Without limiting the generality of the previous sentence, each Stockholder shall be entitled to receive any cash dividend paid by the Company with respect to such Stockholder’s Covered Shares during the term of this Agreement. Nothing in this Agreement shall be interpreted as (i) obligating any Stockholder to exercise or convert any warrants, options or convertible securities or otherwise to acquire Company Common Stock or (ii) creating or forming a “group” with any other Person, including Parent, for purposes of Rule 13d-5(b)(1) of the Exchange Act or any other similar provision of applicable law.

5.3 Notices. All notices or other communications hereunder shall be in writing and shall be deemed given if delivered personally, sent by nationally recognized overnight courier (providing proof of delivery) or mailed by prepaid registered or certified mail (return receipt requested) or by telecopy, email or facsimile transmission (providing confirmation of transmission) addressed as follows:

(a)	if to Parent to:

Clearwater Paper Corporation

601 West Riverside Ave., Suite 1100

Spokane, WA 99201

Facsimile: (509) 342-2551

Attention: Michael S. Gadd, Vice President and General Counsel

E-mail: michael.gadd@clearwaterpaper.com

with copies to:

Pillsbury Winthrop Shaw Pittman LLP

50 Fremont Street

San Francisco, CA 94904

Facsimile: (415) 983-1200

Attention:	Blair W. White, Esq.
Justin D. Hovey, Esq.

Email:	blair.white@pillsbuylaw.com justin.hovey@pillsburylaw.com

(b)	if to the Weston Presidio V, L.P., to:

Weston Presidio V, L.P.

Pier 1, Bay 2

San Francisco, CA 94111

Facsimile: (415) 773-7844

Attention: Therese Mrozek

E-mail: tmrozek@westonpresidio.com

with a copy to:

Kirkland & Ellis LLP

300 N. LaSalle St.

Chicago, IL 60654

Facsimile: (312) 862-2200

Attention:	Robert M. Hayward, P.C.
Roger D. Rhoten

E-mail:	robert.hayward@kirkland.com roger.rhoten@kirkland.com

(c)	if to Russell C. Taylor, Taylor Investment Partners or Chipping
Wood Fund, LLC, to:

Russell C. Taylor

c/o Cellu Tissue Holdings, Inc.

1855 Lockeway Dr., Suite 501

Alpharetta, GA 30004

Facsimile: (678) 393-2657

E-mail: taylorru@cellutissue.com

or such other address as shall be furnished in writing by any party, and any such notice or communication shall be deemed to have been given as of the date received by the addressee as provided above; provided that in order for an email to constitute proper notice hereunder, such email must specifically reference this Section 5.3 and state that it is intended to constitute notice hereunder.

5.4 Interpretation; Definitions. The language used in this Agreement shall be deemed to be the language chosen by the parties to express their mutual intent, and no rule of strict construction shall be applied against any party. Except where expressly stated otherwise in this Agreement, the following rules of interpretation apply: (a) “either” and “or” are not exclusive and “include,” “includes” and “including” are not limiting and shall be deemed to be followed by the words “without limitation;” (b) “hereof,” “hereto,” “hereby,” “herein” and “hereunder” and words of similar import refer to this Agreement as a whole, and not to any particular provision; (c) “date hereof” refers to the date set forth in the initial caption of this Agreement; (d) “extent” in the phrase “to the extent” means the degree to which a subject or other thing extends, and such phrase does not mean simply “if;” (e) descriptive headings, the table of defined terms and the table of contents are inserted for convenience only and do not affect in any way the meaning or interpretation hereof; (f) definitions are applicable to the singular as well as the plural forms of such terms; (g) pronouns shall include the corresponding masculine, feminine or neuter forms; (h) references to a Person are also to such Person’s permitted successors and assigns; and (i) references to an “Article,” or “Section,” or “Schedule” refer to an Article or Section of or Schedule to this Agreement. No summary of this Agreement prepared by any party shall affect the meaning or interpretation of this Agreement.

5.5 Counterparts. This Agreement may be executed in counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart. This Agreement may be executed and delivered by facsimile or “PDF” transmission.

5.6 Entire Agreement. This Agreement constitutes the entire agreement among the parties hereto and supersedes all prior agreements and understandings, both written and oral, among the parties hereto, or any of them, with respect to the subject matter hereof.

5.7 Governing Law; Jurisdiction and Venue; WAIVER OF JURY TRIAL. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without regard to its rules of conflict of laws. Each of the parties hereto (a) consents to submit itself to the exclusive personal jurisdiction of the Delaware

Court of Chancery, New Castle County, or if that court does not have jurisdiction, a federal court sitting in the State of Delaware in any Action or proceeding arising out of or relating to this Agreement or any of the transactions contemplated by this Agreement, (b) agrees that all claims in respect of such Action or proceeding may be heard and determined in any such court, (c) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, and (d) agrees not to bring any Action or proceeding arising out of or relating to this Agreement or any of the transactions contemplated by this Agreement in any other court. Each of the parties hereto waives any defense of inconvenient forum to the maintenance of any Action or proceeding so brought and waives any bond, surety or other security that might be required of any other party with respect thereto. To the extent permitted by applicable Law, any party hereto may make service on another party by sending or delivering a copy of the process to the party to be served at the address and in the manner provided for the giving of notices in Section 5.3. Nothing in this Section 5.7, however, shall affect the right of any party to serve legal process in any other manner permitted by Law. PARENT AND EACH OF THE STOCKHOLDERS HEREBY IRREVOCABLY WAIVES ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THE ACTIONS OF PARENT OR THE STOCKHOLDERS IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT HEREOF.

5.8 Amendment; Waiver. This Agreement may not be amended except by an instrument in writing signed by Parent and each Stockholder. Each party may waive any right of such party hereunder by an instrument in writing signed by such party and delivered to the other parties.

5.9 Remedies. The parties hereto agree that (i) irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms hereof or were otherwise breached, and (ii) the parties will be entitled to specific performance of the terms hereof in addition to any other remedy to which such party is entitled at law or in equity. Accordingly, (i) Parent shall be entitled to an injunction or injunctions, without the posting of any bond, to prevent breaches of this Agreement by any Stockholder and to enforce specifically the terms and provisions of this Agreement and (ii) each Stockholder shall be entitled to an injunction or injunctions, without the posting of any bond, to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement. For the avoidance of doubt, any party hereto may contemporaneously commence an action for specific performance and seek any other form of remedy at law or in equity that may be available for breach under this Agreement or otherwise in connection with this Agreement or the transactions contemplated hereby (including monetary damages). The obligations of each Stockholder hereunder shall be several and not joint, and no Stockholder shall be liable for any breach of the terms of this Agreement by any other Stockholder.

5.10 Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction declares that any term or provision hereof is invalid or unenforceable, the parties hereto agree that the court making such determination shall have the power to limit the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified. In the event such court does not exercise the power granted to it in the prior sentence, the parties hereto agree to replace such invalid or unenforceable term or provision with a valid and enforceable term or provision that will achieve, to the extent possible, the economic, business and other purposes of such invalid or unenforceable term.

5.11 Successors and Assigns; Third Party Beneficiaries. Except in connection with a Permitted Transfer, neither this Agreement nor any of the rights or obligations of any party under this Agreement shall be assigned, in whole or in part (by operation of law or otherwise), by any party without the prior written consent of the other parties hereto. Subject to the foregoing, this Agreement shall bind and inure to the benefit of and be enforceable by the parties hereto and their respective successors and permitted assigns. Nothing in this Agreement, express or implied, is intended to confer on any Person other than the parties hereto or their respective successors and permitted assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement.

5.12 Action by Stockholder Capacity Only. Parent acknowledges that each Stockholder has entered into this Agreement solely in its capacity as the record and/or beneficial owner of such Stockholder’s Covered Shares (and not in any other capacity, including without limitation, any capacity as a director or officer of the Company). Nothing herein shall limit or affect any actions taken by such Stockholder or its Affiliate or designee, or require such Stockholder or its Affiliate or designee to take any action, in each case, in its or his capacity as a director or officer of the Company, and any actions taken, or failure to take any actions, by it or him in such capacity as a director or officer of the Company shall not be deemed to constitute a breach of this Agreement. No individual who is a director, officer, manager or employee of Weston or any Affiliate or Subsidiary shall have any personal liability whatsoever to Parent under this Agreement, or any other document delivered in connection with the Merger.

5.13 Maximum Covered Share Amount. Notwithstanding anything to the contrary in this Agreement, (a) the obligations of all Stockholders pursuant to this Agreement shall apply in the aggregate only to a maximum number of Covered Shares of all Stockholders that is one share less than the lesser of the number of Covered Shares of all Stockholders the direct or indirect ownership (beneficially or of record) of which by Parent would result in (i) a “Change of Control” (as defined in the Indenture, dated as of June 3, 2009, as amended, modified or supplemented from time to time, by and among the Company, its subsidiaries named therein as subsidiary guarantors and The Bank of

New York Mellon Trust Company, N.A., as Trustee (the “Indenture”)) or (ii) a “Change in Control” (as defined in the Credit Agreement, dated as of June 12, 2006, as amended through December 4, 2009, by and among the Company, certain Subsidiaries of the Company named therein, the lenders named therein, JPMorgan Chase Bank, N.A., as US Administrative Agent, and JPMorgan Chase Bank, N.A., Toronto Branch, as Canadian Administrative Agent (the “Credit Agreement”)), and the obligations of each Stockholder shall be reduced in proportion to such Stockholder’s aggregate number of Covered Shares relative to the Covered Shares of all other Stockholders, and (b) to the extent that, notwithstanding the application of clause (a) of this Section, the terms of this Agreement would result in a “Change of Control” under the Indenture or a “Change in Control” under the Credit Agreement, then (i) a suitable and equitable provision shall be substituted therefor in order to effect, to the fullest extent permissible under the Indenture without resulting in a “Change of Control” under the Indenture or a “Change in Control” under the Credit Agreement, the original intent of the parties as closely as possible and to the end that the transactions contemplated hereby shall be fulfilled to the maximum extent possible and (ii) the remainder of this Agreement and the application of such provision to other Persons or circumstances shall not be affected thereby.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed (where applicable, by their respective officers or other authorized Person thereunto duly authorized) as of the date first written above.

STOCKHOLDERS:

CHIPPING WOOD FUND, LLC

By:	/s/ Russell C. Taylor
	Name:	Russell C. Taylor
	Title:	Manager

TAYLOR INVESTMENT PARTNERS

By:	/s/ Russell C. Taylor
	Name:	Russell C. Taylor
	Title:	Trustee

WESTON PRESIDIO V, L.P.

By:	Weston Presidio Management V, LLC

By:	/s/ Therese Mrozek
	Name:	Therese Mrozek
	Title:	Chief Operating Officer

/s/ Russell C. Taylor
Russell C. Taylor

CLEARWATER PAPER CORPORATION

By:	/s/ Gordon L. Jones
	Name:	Gordon L. Jones
	Title:	President and Chief Executive Officer

SCHEDULE 1

OWNERSHIP OF EXISTING SHARES

Beneficial Owner	Class	Number of Existing Shares

Weston Presidio V, L.P.	Company Common Stock	9,911,317

Russell C. Taylor	Company Common Stock	46,259

Taylor Investment Partners	Company Common Stock	618,472

Chipping Wood Fund, LLC	Company Common Stock	691,741

Exhibit A

[            , 20[    ]]

Weston Presidio V, L.P.

Pier 1, Bay 2

San Francisco, CA 94111

Re:	Cellu Tissue Holdings, Inc. — Change of Control

Ladies and Gentlemen:

Cellu Tissue Holdings, Inc. (the “Company”) has entered into an Agreement and Plan of Merger, dated as of September 15, 2010 (the “Merger Agreement”) with Clearwater Paper Corporation (“Parent”) and a wholly-owned subsidiary of Parent pursuant to which Parent will acquire the Company (the “Merger”). In accordance with the Merger Agreement, each share of the Company’s common stock will be converted into the right to receive $12.00 in cash.

Under Section 2.2 of the Shareholders’ Agreement of Cellu Tissue Holdings, Inc. (the “Shareholders’ Agreement”), dated as of January 27, 2010, between the Company and Weston Presidio V, L.P. (“Weston”), Weston is required to approve and consent to any Change of Control (as defined in the Shareholders’ Agreement) for so long as Weston beneficially owns 35% or more of the outstanding shares of the Company’s common stock. The consummation of the Merger will constitute a Change of Control. Accordingly, the Company hereby requests that Weston irrevocably consent to and approve under Section 2.2 of the Shareholders’ Agreement the Change of Control resulting from the Merger by signing a copy of this letter in the space provided below, and the Company hereby agrees that the Shareholders’ Agreement is in all respects terminated effective concurrently with the Effective Time.

If you have any questions concerning these matters, please contact me at (770) 407-2148.

Sincerely,

Russell C. Taylor
Cellu Tissue Holdings, Inc.
President and Chief Executive Officer

Weston hereby consents to and approves under Section 2.2 of the Shareholders’ Agreement with respect to (and only with respect to) the Change of Control resulting from the Merger and agrees that the Shareholders’ Agreement is in all respects terminated effective concurrently with the Effective Time, provided, however, that the foregoing consent and approval shall terminate and be of no further effect upon the earliest to occur of (a) the termination of the Merger Agreement in accordance with its terms; (b) the making of any waiver, amendment or other modification of the Merger Agreement that reduces the amount of, or changes the form or type of, consideration to be received by the holders of Company Common Stock (as defined in the Merger Agreement) in the Merger; and (c) 11:59 p.m. eastern time on January 31, 2011 (unless Weston delivers written notice of its waiver of this provision prior to such time). This consent and approval is delivered to the Company solely for its benefit and solely for the purpose specified above, and may not be relied upon by any other party, whether as a third party beneficiary or otherwise.

Weston Presidio V, L.P.
By:	Weston Presidio Management V, LLC

By:
Name:
Title: